UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2015

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 26, 2015, Kinder Morgan, Inc. (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Corporation and the underwriters named therein (the “Underwriters”), pursuant to which the Corporation has agreed to sell 32,000,000 depositary shares (the “Depositary Shares”), each representing 1/20th of a share of the Corporation’s 9.75% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The offering and sale of Depositary Shares pursuant to the Underwriting Agreement were registered under the Corporation’s registration statement on Form S-3 (File No. 333-207599), which became automatically effective on October 26, 2015.

The Underwriting Agreement includes customary representations, warranties and covenants by the Corporation and the Underwriters. It also provides for customary indemnification by each of the Corporation and the Underwriters against certain liabilities arising out of or in connection with sale of the Depositary Shares and for customary contribution provisions in respect of those liabilities.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Company also entered into a Deposit Agreement, dated as of October 30, 2015 (the “Deposit Agreement”), with Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary (the “Depositary”), on behalf of all holders from time to time of the depositary receipts issued thereunder, which governs the deposit of the Preferred Stock with the Depositary and the issuance of depositary receipts representing the Depositary Shares. A copy of the Deposit Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Corporation. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Corporation or any of its subsidiaries or affiliates.

The Underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with the Corporation and its affiliates and provided financial advisory services for the Corporation and its affiliates in the ordinary course of their business, and may do so in the future. The Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Item 3.03.                                        Material Modification of the Rights of Security Holders

Under the terms of the Preferred Stock, the Corporation’s ability to declare or pay dividends or make distributions on, or purchase, redeem or otherwise acquire for consideration, shares of the Corporation’s Class P common stock, par value $0.01 per share (the “Common Stock”) or any junior stock or parity stock currently outstanding or issued in the future, will be subject to certain restrictions in the event that the Corporation does not pay in full or declare and set aside for payment in full all accrued and unpaid dividends on the Preferred Stock. The terms of the Preferred Stock are more fully set forth in the certificate of designations described in Item 5.03 below and attached hereto as Exhibit 3.1 and incorporated herein by reference. A copy of the form of certificate for the Preferred Stock is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation

In connection with the issuance of the Depositary Shares, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designations (the “Certificate of Designations”) setting out the form and the terms of the Preferred Stock, which amended the Corporation’s Amended and Restated Certificate of Incorporation, effective on October 30, 2015. The Preferred Stock will rank, with respect to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution:

•                  senior to all Common Stock of the Corporation and each other class of other capital stock or series of preferred stock issued after the original issue date of the Preferred Stock unless the terms of that stock expressly provide that it ranks senior to, or equally with, the Preferred Stock;

•                  junior to each class of capital stock established after the original issue date of the Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock; and

•                  junior to the Corporation’s existing and future indebtedness (including trade payables).

The Corporation will pay cumulative dividends on each share of the Preferred Stock at a rate of 9.75% per annum on the initial liquidation preference of $1,000 per share (and, correspondingly, each Depositary Share represents a liquidation preference of $50 per share). Dividends will accrue and cumulate from the date of issuance and, to the extent that the Corporation is legally permitted to pay dividends and its board of directors declares a dividend payable, the Corporation will pay dividends quarterly in cash on January 26, April 26, July 26 and October 26 of each year, commencing on January 26, 2016 and ending on, and including, October 26, 2018. The Corporation will pay or deliver, as the case may be, dividends in cash, shares of Common Stock, or a combination thereof, at its election.

Each share of Preferred Stock will automatically convert into shares of Common Stock on October 26, 2018 if not earlier converted at the option of the holder. The number of shares issuable upon mandatory conversion of each share of Preferred Stock will be a variable amount based on the average of the daily volume weighted average price per share of Common Stock during a specified period of 20 consecutive trading days with the number of shares of Common Stock ranging from 30.880 to 36.2840 per share of Preferred Stock (equivalent to a Depositary Share to Common Stock conversion rate ranging from 1.5440 to 1.8142), subject to anti-dilution adjustments.

At any time prior to October 26, 2018, holders of the Preferred Stock may elect to convert their shares at the minimum conversion rate of 30.880 (equivalent to a Depositary Share to Common Stock conversion rate of 1.5440), and will receive accrued and unpaid dividends for past dividend periods but will not receive accrued and unpaid dividends for the then-current dividend period. Upon a fundamental change (as defined in the Certificate of Designations), holders of the Preferred Stock may elect to convert their shares at a fundamental change conversion rate (as defined in the Certificate of Designations), and will be entitled to accrued and unpaid dividends for past dividend periods and a make-whole dividend amount for the then-current dividend period and remaining dividend periods through October 26, 2018. The Corporation may elect to pay accrued and unpaid dividends payable in connection with any conversion of the Preferred Stock in cash, shares of Common Stock or a combination thereof.

Except as required by law or the Corporation’s Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations for the Preferred Stock, the holders of Preferred Stock have no voting rights (other than with respect to certain matters regarding the Preferred Stock or when dividends payable on the Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive, as provided in the Certificate of Designations).

The foregoing summary of the material terms of the Certificate of Designations is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

1.1                               Underwriting Agreement, dated October 26, 2015, among Kinder Morgan, Inc. and the underwriters party thereto.

3.1                               Certificate of Designations of 9.75% Series A Mandatory Convertible Preferred Stock.

4.1                               Form of certificate for the 9.75% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

4.2                               Deposit Agreement, dated as of October 30, 2015, between Kinder Morgan, Inc. and Computershare Inc. and Computershare Trust Company, N.A., as joint depositary, on behalf of all holders from time to time of the depositary receipts issued thereunder.

4.3                               Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: October 30, 2015	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1                               Underwriting Agreement, dated October 26, 2015, among Kinder Morgan, Inc. and the underwriters party thereto.

3.1                               Certificate of Designations of 9.75% Series A Mandatory Convertible Preferred Stock.

4.1                               Form of certificate for the 9.75% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 3.1).

4.2                               Deposit Agreement, dated as of October 30, 2015, between Kinder Morgan, Inc. and Computershare Inc. and Computershare Trust Company, N.A., as joint depositary, on behalf of all holders from time to time of the depositary receipts issued thereunder.

4.3                               Form of Depositary Receipt for the Depositary Shares (included as Exhibit A to Exhibit 4.2).